NEWS RELEASE
April 29, 2014

NCR Announces First Quarter 2014 Results
Strong revenue and operating margin led by software-related revenue growth

•	Revenue increased 8% to $1.52 billion; 45% growth in software-related revenue to $395 million, including 242% growth in SaaS revenue to $113 million

•	Non-pension operating income (NPOI) increased 20% to $155 million; GAAP income from operations increased 27% to $108 million

•	Non-GAAP diluted EPS of $0.50; GAAP diluted EPS of $0.31

•	Completed acquisition of Digital Insight Corporation

•	Revenue growth guidance updated from 12-14% to 10-12% including 1% of unfavorable foreign currency impact; NPOI and Non-GAAP diluted EPS guidance reaffirmed for full-year 2014

DULUTH, Georgia - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended March 31, 2014.

"Our first quarter results show continued progress in the transformation of NCR into a software-driven leader in consumer transaction technologies,” said Chairman and CEO Bill Nuti. “Software-related revenue grew 45% in the first quarter, including SaaS revenue growth of 242%. We are also making good progress integrating the Digital Insight acquisition, which has contributed significantly to our software-related and SaaS revenue growth and broadens our Financial Services technology portfolio similar to the transformation of our Retail Solutions and Hospitality businesses. Although we are seeing a challenging market in Retail Solutions, we are pleased to see the increased strength in the Financial Services industry and feel good about our growth trajectory in 2014. We are reaffirming the NPOI and EPS range, although we do expect to be at the lower end of this range based on what we are seeing today.”

Q1 Financial Summary

	First Quarter
	2014	2013	Change
Revenue	$1,518 million	$1,410 million	8% *
Income from operations	$108 million	$85 million	27%
Non-pension operating income (NPOI)	$155 million	$129 million **	20% **
Diluted earnings per share	$0.31	$0.37	(16)% ***
Non-GAAP diluted earnings per share	$0.50	$0.54	(7)% ***
*     Revenue growth of 10% on a constant currency basis.

**	Includes $13 million benefit related to Q1 2013 amendment to U.S. separation plan; excluding this item, year-over-year change is 34%.
***    Decrease primarily due to higher interest expense in Q1 2014.

In this release, we use the non-GAAP measures non-pension operating income (NPOI), non-GAAP diluted EPS, free cash flow and revenue growth on a constant currency basis. These non-GAAP measures are described and reconciled to their corresponding GAAP measures at the end of this release.
Q1 Supplemental Revenue Information

	First Quarter
	2014	2013	Change
SaaS	$113	$33	242%
Software License/Software Maintenance	147	136	8%
Professional Services	135	104	30%
Total Software-Related Revenue	395	273	45%
Hardware	570	600	(5%)
Other Services	553	537	3%
Total Revenue	$1,518	$1,410	8%

Software-related revenue grew 45% in the first quarter, including 242% growth related to SaaS, partially due to the contribution of Digital Insight. Professional services revenue increased 30% primarily in the Retail Solutions line of business.

Q1 Operating Segment Results

	First Quarter
	2014	2013	% Change
Revenue by segment
Financial Services	$794	$714	11%
Retail Solutions	490	489	—%
Hospitality	149	131	14%
Emerging Industries	85	76	12%
Total Revenue	$1,518	$1,410	8%
Operating income by segment
Financial Services	$103	$57
% of Financial Services Revenue	13.0%	8.0%
Retail Solutions	36	41
% of Retail Solutions Revenue	7.3%	8.4%
Hospitality	12	21
% of Hospitality Revenue	8.1%	16.0%
Emerging Industries	4	10
% of Emerging Industries Revenue	4.7%	13.2%
Segment operating income	$155	$129
% of Total Revenue	10.2%	9.1%

Revenue increased 8% year on year led by strong growth in Financial Services, Hospitality and Emerging Industries. Within Financial Services, Branch Transformation continues to drive strong year on year growth, and Digital Insight contributed $76 million of revenue in the first quarter of 2014. Retail Solutions results were as expected due to a difficult comparison versus the prior year.

Segment operating income increased 20% year-over-year. The increase was led by growth in Financial Services, which was driven by a higher mix of software-related revenue with the contribution of the Digital Insight business. Retail Solutions and Hospitality operating incomes were negatively impacted by an unfavorable mix of revenue in the quarter and continued investments in their businesses. Emerging Industries operating income was negatively impacted by on-boarding costs associated with managed services contracts.

Free Cash Flow

	First Quarter
	2014	2013
Net cash provided by operating activities	$31	$21
Total capital expenditures	(66)	(45)
Net cash (used in) provided by operating activities from discontinued operations	(16)	1
Free cash flow	$(51)	$(23)

Net cash provided by operating activities increased $10 million due to increased profitability. Free cash flow decreased $28 million driven by increases in capital expenditures and cash outflows for discontinued operations related to environmental matters.

More information on NCR’s Q1 2014 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

2014 Outlook

	2014 Guidance	2013 Actual
Revenue	$6,750 - $6,850 million *	$6,123 million
Year-over-year revenue growth	10% - 12% *	7%
Income from Operations (GAAP)	$730 - $750 million **	$666 million **
Non-pension operating income (NPOI)	$900 - $920 million	$717 million
Diluted earnings per share (GAAP)	$2.36 - $2.46 **	2.67 **
Non-GAAP Diluted EPS	$3.00 - $3.10	$2.81

*	Includes 1% of expected unfavorable foreign currency fluctuations; previous revenue guidance was 12% - 14% year-over-year growth.

**	For 2013, includes actuarial mark-to-market pension adjustment; for 2014, excludes actuarial mark-to-market pension adjustments to be determined in Q4 2014.

NCR expects approximately $200 million of other expense, net including interest expense in 2014 and that its full-year 2014 effective income tax rate will be approximately 26%.

Q2 2014 Outlook

For the second quarter of 2014, the Company expects non-pension operating income (NPOI) to be in the range of $205 million to $215 million, compared to $182 million in the second quarter of 2013 and income from operations to be in the range of $163 million to $173 million, compared to $139 million in the second quarter of 2013. NCR expects its second quarter 2014 effective income tax rate to be approximately 29% and other expense, net including interest expense to be approximately $50 million.

2014 First Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EST) to discuss the first quarter results and guidance for second quarter and full-year 2014. Access to the conference call and accompanying slides, as well as a replay of the call, is available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 888-801-6504 and entering the participant passcode 8650319.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Tracy Krumme
NCR Corporation
212.589.8569
tracy.krumme@ncr.com

Note to Investors This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about the transformation of NCR and its lines of business; the expected contribution of recently-acquired Digital Insight to NCR’s business and solutions portfolio; NCR's anticipated growth; and NCR's 2014 financial outlook (including in the sections entitled “2014 Outlook” and “Q2 2014 Outlook”). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete and in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses non-pension operating income and non-GAAP diluted earnings per share to evaluate year-over-year operating performance, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Revenue Growth on a Constant Currency Basis. NCR’s period-over-period revenue growth on a constant currency basis excludes the effects of foreign currency translation. Due to the variability of foreign exchange rates from period to period, NCR’s management uses revenue on a constant currency basis to evaluate period-over-period operating performance. Revenue growth on a constant currency basis is calculated by translating prior period revenue at current period monthly average exchange rates.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their corresponding GAAP measures in the tables below.

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share (non-GAAP)

	Q1 2014 Actual	Q1 2013 Actual	2014 Guidance	2013 Actual
Diluted EPS (GAAP)	$0.31	$0.37	$2.36 - $2.46	$2.67
Pension (benefit) expense	—	0.02	0.03	(0.34)
Acquisition-related costs	0.06	0.06	0.11	0.21
Acquisition-related amortization of intangibles	0.11	0.06	0.47	0.29
Acquisition-related purchase price adjustments	0.01	0.02	0.02	0.06
OFAC and FCPA Investigations (1)	0.01	0.01	0.01	0.01
Japan valuation reserve release	—	—	—	(0.09)
Non- GAAP Diluted EPS	$0.50	$0.54	$3.00 - $3.10	$2.81

Reconciliation of Income from Operations (GAAP) to Non-pension Operating Income (non-GAAP)

(in millions)	Q1 2014 Actual	Q1 2013 Actual	2014 Guidance	2013 Actual	Q2 2014 Guidance	Q2 2013 Actual
Income from Operations (GAAP)	$108	$85	$730 - $750	$666	$163 - $173	$139
Pension (benefit) expense	(1)	7	8	(78)	3	9
Acquisition-related costs	14	16	33	46	7	14
Acquisition-related amortization of intangibles	30	14	121	65	30	17
Acquisition-related purchase price adjustments	3	6	6	15	1	3
OFAC and FCPA Investigations (1)	1	1	2	3	1	—
Non-pension Operating Income (non-GAAP)	$155	$129	$900 - $920	$717	$205 - $215	$182

Reconciliation of Net Cash Provided By (Used In) Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

	For the Periods Ended March 31		For the Periods Ended December 31
	Three Months		Twelve Months
(in millions)	2014	2013	2014	2013
Net cash provided by (used in) operating activities (GAAP)	$31	$21	$595 - $625	$281
Less expenditures for:
Property, plant and equipment	(32)	(24)	(135) - (140)	(116)
Capitalized software	(34)	(21)	(115) - (120)	(110)
Total capital expenditures	(66)	(45)	(250) - (260)	(226)
Net cash used in operating activities from discontinued operations	(16)	1	(45) - (55)	(52)
Discretionary pension contributions and settlements	—	—	20	204
Free cash flow (non-GAAP)	$(51)	$(23)	$300 - $350	$207

Reconciliation of Revenue Growth (GAAP) to Revenue Growth on a Constant Currency Basis (non-GAAP)

	Revenue Growth % (GAAP)	(Favorable) unfavorable FX impact	Constant Currency Revenue Growth % (non-GAAP)
Total Revenue	8%	2%	10%

(1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters.   There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s, the SEC’s or the DOJ’s investigations.

NCR CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended March 31
	Three Months
	2014	2013
Revenue
Products	$634	$667
Services	884	743
Total Revenue	1,518	1,410
Cost of products	476	503
Cost of services	626	538
Total gross margin	416	369
% of Revenue	27.4%	26.2%
Selling, general and administrative expenses	245	229
Research and development expenses	63	55
Income from operations	108	85
% of Revenue	7.1%	6.0%
Interest expense	(43)	(21)
Other (expense) income, net	(7)	2
Total other (expense), net	(50)	(19)
Income before income taxes and discontinued operations	58	66
% of Revenue	3.8%	4.7%
Income tax expense	4	2
Income from continuing operations	54	64
Loss from discontinued operations, net of tax	—	(1)
Net Income	54	63
Net income attributable to noncontrolling interests	1	2
Net income attributable to NCR	$53	$61
Amounts attributable to NCR common stockholders:
Income from continuing operations	$53	$62
Loss from discontinued operations, net of tax	—	(1)
Net income	$53	$61
Net income per share attributable to NCR common stockholders:
Net income per common share from continuing operations
Basic	$0.32	$0.38
Diluted	$0.31	$0.37
Net income per common share
Basic	$0.32	$0.37
Diluted	$0.31	$0.36
Weighted average common shares outstanding
Basic	167.1	163.7
Diluted	171.0	167.5

NCR CORPORATION CONSOLIDATED REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended March 31
	Three Months
	2014	2013	% Change
Revenue by segment
Financial Services	$794	$714	11%
Retail Solutions	490	489	—%
Hospitality	149	131	14%
Emerging Industries	85	76	12%
Total Revenue	$1,518	$1,410	8%
Operating income by segment
Financial Services	$103	$57
% of Revenue	13.0%	8.0%
Retail Solutions	36	41
% of Revenue	7.3%	8.4%
Hospitality	12	21
% of Revenue	8.1%	16.0%
Emerging Industries	4	10
% of Revenue	4.7%	13.2%
Subtotal-segment operating income	$155	$129
% of Revenue	10.2%	9.1%
Pension (benefit) expense	(1)	7
Other adjustments (1)	48	37
Total income from operations	$108	$85

(1)
Other adjustments for the three months ended March 31, 2014 include $14 million of acquisition related costs, $30 million of acquisition-related amortization of intangible assets, $3 million of acquisition-related purchase price adjustments and $1 million of legal costs related to previously disclosed OFAC and FCPA investigations; other adjustments for the three months ended March 31, 2013 include $16 million of acquisition-related costs, $14 million of acquisition-related amortization of intangible assets, $6 million of acquisition-related purchase price adjustments and $1 million of legal costs related to previously disclosed OFAC and FCPA investigations.

NCR CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$515	$528
Restricted cash	—	1,114
Accounts receivable, net	1,442	1,339
Inventories	820	790
Other current assets	608	568
Total current assets	3,385	4,339
Property, plant and equipment, net	390	352
Goodwill	2,789	1,534
Intangibles, net	1,024	494
Prepaid pension cost	495	478
Deferred income taxes	252	441
Other assets	493	470
Total assets	$8,828	$8,108
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$64	$34
Accounts payable	695	670
Payroll and benefits liabilities	183	191
Deferred service revenue and customer deposits	587	525
Other current liabilities	479	461
Total current liabilities	2,008	1,881
Long-term debt	3,885	3,320
Pension and indemnity plan liabilities	532	532
Postretirement and postemployment benefits liabilities	170	169
Income tax accruals	182	189
Environmental liabilities	111	121
Other liabilities	92	99
Total liabilities	6,980	6,311
Redeemable noncontrolling interests	14	14
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 167.8 and 166.6 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	2	2
Paid-in capital	426	433
Retained earnings	1,425	1,372
Accumulated other comprehensive loss	(33)	(38)
Total NCR stockholders' equity	1,820	1,769
Noncontrolling interests in subsidiaries	14	14
Total stockholders' equity	1,834	1,783
Total liabilities and stockholders' equity	$8,828	$8,108

NCR CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended March 31
	Three Months
	2014	2013
Operating activities
Net income	$54	$63
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Loss from discontinued operations	—	1
Depreciation and amortization	69	47
Stock-based compensation expense	10	10
Deferred income taxes	3	(9)
Gain on sale of property, plant and equipment and other assets	(1)	(4)
Changes in assets and liabilities:
Receivables	(66)	9
Inventories	(30)	(47)
Current payables and accrued expenses	—	(36)
Deferred service revenue and customer deposits	59	73
Employee benefit plans	(21)	(34)
Other assets and liabilities	(46)	(52)
Net cash provided by (used in) operating activities	31	21
Investing activities
Expenditures for property, plant and equipment	(32)	(24)
Additions to capitalized software	(34)	(21)
Business acquisition, net	(1,642)	(681)
Changes in restricted cash	1,114	—
Other investing activities, net	(4)	5
Net cash used in investing activities	(598)	(721)
Financing activities
Tax withholding payments on behalf of employees	(22)	(25)
Short term borrowings, net	6	1
Payments on term credit facility	—	(18)
Borrowings on term credit facilities	250	—
Payments on revolving credit facility	(60)	(420)
Borrowings on revolving credit facility	400	565
Debt issuance costs	(2)	(2)
Proceeds from employee stock plans	5	18
Other financing activities	(1)	—
Net cash provided by financing activities	576	119
Cash flows from discontinued operations
Net cash (used in) provided by discontinued operations	(16)	1
Effect of exchange rate changes on cash and cash equivalents	(6)	(6)
Increase (decrease) in cash and cash equivalents	(13)	(586)
Cash and cash equivalents at beginning of period	528	1,069
Cash and cash equivalents at end of period	$515	$483